UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 15, 2016
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Autodesk, Inc. (“Autodesk” or the “Company”) held on June 15, 2016 (the “Annual Meeting”), the stockholders of the Company elected the following eleven individuals to the Board of Directors. Each director will serve for the ensuing year and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions*	Broker Non-Votes*
Carl Bass	178,343,535	18,646,732	62,090	11,832,512
Crawford W. Beveridge	178,623,951	18,357,226	71,180	11,832,512
Jeff Clarke	191,409,756	5,553,469	89,132	11,832,512
Scott Ferguson	195,018,098	1,947,407	86,852	11,832,512
Thomas Georgens	179,694,362	17,287,384	70,611	11,832,512
Richard S. Hill	192,535,202	4,436,389	80,766	11,832,512
Mary T. McDowell	180,180,613	16,803,527	68,217	11,832,512
Lorrie M. Norrington	189,562,957	7,421,674	67,726	11,832,512
Betsy Rafael	189,557,300	7,424,136	70,921	11,832,512
Stacy J. Smith	170,774,272	26,209,885	68,200	11,832,512
Steven M. West	189,284,360	7,696,388	71,609	11,832,512
___________________
*    Abstentions and broker non-votes do not affect the outcome of the election.

In addition, the following proposals were voted on and approved at the Annual Meeting.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2017.	207,013,096	1,822,447	49,326	N/A
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement.	169,526,480	27,360,863	165,014	11,832,512

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary
Date: June 16, 2016